UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2010

NATIONAL COAL CORP.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-26509 (Commission File Number)	65-0601272 (I.R.S. Employer Identification No.)

8915 George Williams Road
Knoxville, Tennessee 37923
(Address of Principal Executive Offices/Zip Code)

(865) 690-6900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On June 30, 2010 our wholly-owned subsidiary, National Coal Corporation entered into an Equipment Purchase Agreement (the “Agreement”) with SEACAP Leasing Associates II LLC, a Delaware limited liability company (the “Buyer”), pursuant to which we sold to the Buyer on such date a Superior Highwall Mining System for $4.1 million in cash.  The assets sold had an immaterial net book value resulting in a gain on the sale of $4.1 million and a corresponding increase in cash and stockholders’ equity which will be reflected in our consolidated financial statements for the three and six months ended June 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COAL CORP.

Date: July 7, 2010	By: /s/ Les Wagner Les Wagner Acting Chief Financial Officer and Vice President